UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 9, 2022

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) As noted in the Current Report on Form 8-K filed by UpHealth, Inc. (the “Company”) on October 3, 2022 (the “October 3 Current Report”), a dispute has arisen with the founders and members of the board of directors of Glocal Healthcare Systems Private Limited, an Indian company with its registered office in Kolkata, West Bengal, India (“Glocal”, and such members, the “Glocal Board”), which is one of the six entities that the Company acquired in conjunction with its June 9, 2021 business combinations that enabled the inception of the Company. As also stated in the October 3 Current Report, the separate Indian accounting firm that serves as Glocal’s auditors had recently expressed concern to the Company over the actions of the Glocal Board. Subsequent to the filing of the October 3 Current Report, that separate accounting firm has since resigned as the auditors of Glocal, citing to developments in Glocal related to the announced dispute between the Glocal Board and the Company.

Following the resignation of Glocal’s auditors, on November 9, 2022, Plante & Moran, PLLC (“Plante & Moran”) resigned as the independent registered public accounting firm of the Company, effective that same day.

The report of Plante & Moran on UpHealth’s consolidated balance sheets as of December 31, 2021 and 2020 and the related statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the years ended December 31, 2021 and 2020, respectively, and the subsequent interim period through the date of Plante & Moran’s resignation on November 9, 2022, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Plante & Moran on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Plante & Moran, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the years ended December 31, 2021 and 2020, respectively, and the subsequent interim period through the date of Plante & Moran’s resignation on November 9, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), other than for the year ended December 31, 2021, and the quarterly periods ended March 31 and June 30, 2022, respectively, we reported material weaknesses in our disclosure controls and procedures and internal controls over financial reporting related to: (i) lack of appropriately designed entity-level controls impacting the control environment and monitoring activities to prevent or detect material misstatements to the consolidated financial statements; (ii) lack of appropriately designed information technology general controls in the areas of user access and segregation of duties, including controls over the recording of journal entries and safeguarding of assets, related to certain information technology systems that support our financial reporting process; and (iii) lack of appropriately designed and implemented controls over the following: (1) recording of revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers at certain subsidiaries due to errors in our revenue recognition pertaining to the determination of whether a contract exists, the identification of performance obligations, and the timing and amount of revenue to be recognized; (2) completeness of accruals in the purchase to disbursement process and the payroll process at certain subsidiaries; (3) segregation of duties and monitoring controls over the treasury cycle at certain subsidiaries; (4) financial statement close process at certain subsidiaries to ensure the consistent execution, accuracy, and timely review of account reconciliations; and (5) financial statement preparation process that involves the use of a spreadsheet and manually consolidating all subsidiaries. The Audit Committee has discussed the subject matter of each of these “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act) with Plante and Moran, and the Company has authorized Plante & Moran to respond fully to the inquiries of the Company’s newly engaged independent registered public accounting firm (as discussed below) concerning the subject matter of each such “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company provided a copy of this disclosure to Plante & Moran and requested that Plante & Moran furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. The Company received the requested letter from Plante & Moran, a copy of which is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b) On November 9, 2022, the Audit Committee approved the engagement of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022, effective immediately. BPM previously served as the independent registered public accounting firm of GigCapital2, Inc., the Company’s legal predecessor, from its inception in March 2019 until June 14, 2021, when BPM was replaced by Plante & Moran as the Company’s independent registered public accounting firm. Plante & Moran served as the independent registered public accounting firm of UpHealth Holdings, Inc., a wholly owned subsidiary of the Company and the Company’s accounting predecessor, prior to the closing of the business combinations between GigCapital2, Inc. and UpHealth Holdings, Inc. and Cloudbreak Health, LLC in June 2021 that formed the Company.

During the years ended December 31, 2021 and 2020, and the subsequent interim period through the date of the Company’s engagement of BPM as the Company’s independent registered public accounting firm on November 9, 2022, the Company (or its accounting predecessor) did not consult with BPM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the consolidated financial statements of the Company (or its accounting predecessor), and no written report or oral advice was provided that BPM concluded was an important factor considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

16.1	Letter from Plante & Moran, PLLC, dated November 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2022

By:	/s/ Samuel J. Meckey
Name:	Samuel J. Meckey
Title:	Chief Executive Officer